Fiscal Year 2017
Second Quarter Financial Results



August 9, 2017

Fiscal Year 2017 Second Quarter – CEO Commentary

School Specialty

"As our second quarter results demonstrate, we continue to make progress in executing our plan and driving both top- and bottom-line improvements. Revenue grew almost 10%, gross margins were fairly stable and our expenses continue to decline, resulting in significant increases in operating income, net income and Adjusted EBITDA. Virtually all product categories grew as well, and we remain focused on achieving balanced growth. During the quarter and over the past several weeks, we have continued to implement our team-selling go-to-market strategy, update our IT systems, build-out our 21st Century Safe School value proposition and further align our Sales, Marketing, Merchandising and Procurement teams. We also made great strides strengthening Operations, investing in automation and instituting process excellence across all departments of the Company. Our foundation is getting stronger, our assortment continues to differentiate us in the marketplace, and we remain well positioned to generate operational and financial improvements in the years ahead."

"We successfully refinanced our debt in the fiscal second quarter and intend to pursue a stock split to enhance liquidity in our shares this month. It is then our goal to up-list our common stock on a major national stock exchange and get more active in meeting with both current and potential investors and analysts. Our results are improving and our debt position continues to decline, as evidenced by the over $19.0 million year-over-year improvement. We believe we have a compelling story for both growth and value investors. We remain focused on delivering for our customers in this most important peak-season and beyond, as we seek to become more imbedded in their systemic procurement cycle with our 21st Century Safe School value proposition; we also intend to pursue strategic avenues, including M&A that can improve our offering, market position and valuation."

- Joe Yorio, President and Chief Executive Officer

Fiscal Year 2017 – Second Quarter Financial Review

- **Revenue of $160.2 million vs. $145.9 million, up $14.3 million or 9.8%.**
  - Distribution segment revenue grew YOY in Q2, up $10.9 million or 8.3%; majority of product categories grew YOY, with the largest increase in the Furniture category; YOY increases amplified by a 1-week shift in the fiscal calendar.
  - Curriculum segment revenue increased YOY in Q2 by $3.5 million or 22.6%; several large orders for the Company's FOSS offering, which are aligned with Next Generation Science Standards, contributed to revenue growth.

- **Gross margins of 37.8% vs. 38.1%, a decrease of 30 basis points ("bps").**
  - Distribution segment margins of 35.7% vs. 36.9%, a decline of 120 bps; lower product rate margins, primarily in the Supplies and AV Tech categories, and a shift in product mix contributed 50 bps and 60 bps of the gross margin decline, respectively. *Overall, Distribution segment gross margins were consistent with plan.*
  - Curriculum segment gross margins of 53.4% vs. 48.8%, an improvement of 460 bps. A combination of lower product development costs and higher revenue in the quarter resulted in 360 bps of the gross margin improvement. *Overall, Curriculum segment gross margins were ahead of plan.*

- **Selling, general and administrative ("SG&A") expenses of $51.7 million vs. $53.2 million, a decline of $1.5 million or 2.8%.**
  - Variable SG&A costs were 7.8% of revenue as compared to PY variable SG&A costs of 8.2% of revenue.
  - Fixed SG&A costs (excluding D&A and restructuring-related costs) of $35.2 million were down $1.4 million or 4.0%.
  - As a % of revenue, SG&A decreased from 36.5% to 32.3%.

- **Operating income of $8.7 million vs. operating income of $2.0 million / Net income of $0.1 million vs. a Net loss of $2.0 million.**
  - Operating income improvement driven by a combination of revenue growth and expense reductions; improvement in net income was partially offset by a $4.3 million loss on early extinguishment of debt and a $0.5 million variance in tax benefits/expenses.

- **Adjusted EBITDA of $14.6 million vs. Adjusted EBITDA of $9.4 million, a $5.2 million YOY improvement.**
  - EBITDA tracked modestly ahead of plan in Q2.

Fiscal Year 2017
Second Quarter and Six-Month Revenue Review

School Specialty

($ amounts in thousands)	2017 Q2	2016 Q2	Change	% Change	YTD 2017	YTD 2016	Change	% Change
Supplies	$ 76,756	$ 74,722	$ 2,034	2.7%	$ 134,955	$ 127,689	$ 7,266	5.7%
Furniture	42,774	34,486	8,288	24.0%	65,370	55,672	9,698	17.4%
Instruction & Intervention	10,238	9,850	388	3.9%	16,420	16,437	(17)	-0.1%
AV Tech	4,502	4,556	(54)	-1.2%	9,286	9,238	48	0.5%
Agendas	6,476	6,062	414	6.8%	6,746	6,554	192	2.9%
Freight Revenue	2,454	1,987	467	23.5%	3,993	3,227	766	23.7%
Customer Allowances / Discounts	(1,856)	(1,172)	(684)	58.4%	(3,473)	(2,352)	(1,121)	47.7%
Total Distribution Revenues	**$ 141,344**	**$ 130,491**	**$ 10,853**	**8.3%**	**$ 233,297**	**$ 216,465**	**$ 16,832**	**7.8%**
Science	18,833	15,367	3,466	22.6%	23,991	23,118	873	3.8%
Total Curriculum Revenues	**$ 18,833**	**$ 15,367**	**$ 3,466**	**22.6%**	**$ 23,991**	**$ 23,118**	**$ 873**	**3.8%**
Total Consolidated Revenues	**$ 160,177**	**$ 145,858**	**$ 14,319**	**9.8%**	**$ 257,288**	**$ 239,583**	**$ 17,705**	**7.4%**

Category/Segment Changes in Q2:
Early Learning and Special Needs products, formerly part of Instructional Solutions, are now included within Supplies. Science Supplies and CPO, formerly part of the Science category, are now included within Supplies.

The Instruction & Intervention category consists of our former Reading product category and the remaining products make up our former Instructional Solutions category, primarily supplemental learning resources.

The Curriculum segment, which previously included all Science and Reading products, now includes exclusively, the FOSS product line and Delta Science Modules.

FY17 1H Distribution segment revenues **of $233.3 million versus $216.5 million, an improvement of $16.8 million or 7.8%.**

- ***Supplies*** category revenue increased $7.2 million or 5.7%; good momentum with larger districts and a calendar shift are the primary drivers of YOY growth.
- ***Furniture*** category revenue increased $9.7 million or 17.4%; loose furniture and projects furniture revenue increased 13.3% and 34.2% YOY.
- ***Instruction & Intervention*** category revenue essentially flat with FY17 1H; new digital offerings in the ELA category building momentum and pave way for optimism moving into FY18.
- ***A/V Tech*** category up modestly (0.5%); tracking roughly in line with PY and plan; continued focus on driving innovation in offering for FY18.
- ***Agendas*** category improved by $0.2 million or 2.9%; anticipate YOY decline albeit at lower rates than prior year periods.

FY17 1H Curriculum segment revenues **of $24.0 million vs. $23.1 million, an increase of $0.9 million or 3.8%.**

- ***Science*** category benefited from continued success of FOSS product line. Company still anticipates a modest category decline in FY17 due to fewer state adoptions. The product line is experiencing higher than expected growth in open territory states; now anticipates above plan performance in FY17.

Fiscal Year 2017
Second Quarter and Six-Month SG&A Review

School Specialty

	Q2		YTD	
	2017	2016	2017	2016
Total SG&A costs	$ 51,721	$ 53,212	$ 99,189	$ 100,523
Less:				
D&A	3,109	3,738	6,387	7,897
Stock-based compensation	511	455	1,091	715
FX (gain) loss	(9)	(128)	(20)	(744)
Restructuring-related	997	1,104	1,891	1,581
Operating SG&A	$ 47,113	$ 48,043	$ 89,840	$ 91,074
	-1.9%		-1.4%	

	Q2	YTD
Reconciliation of YOY changes in operating SG&A:		
Increase/(Decrease) in total operating SG&A	$ (930)	$ (1,234)
Increased Variable SG&A driven by incremental volume	1,217	1,540
Volume adjusted (decrease) in operating SG&A	$ (2,147)	$ (2,774)
SG&A reductions related to Variable SG&A efficiencies	$ (1,121)	$ (1,544)
Increase/(decrease) in non-variable compensation & benefits	(176)	(524)
Increase/(decrease) in Catalog/Marketing expenses	(1,145)	(762)
Increase/(decrease) in all other SG&A costs	295	55
Change in volume adjusted operating SG&A costs	$ (2,147)	$ (2,774)

SG&A Analysis

- Continued focus on managing expense controls, while maintaining investments in the business.
- Adjusting for incremental volume, SG&A improvement was approximately $2.1M in 2Q and $2.8M YTD.
- YOY improvements, despite higher health and benefit costs, 401(k) costs and increased transportation rates.
- Variable SG&A costs in Q2 were 7.8% of revenue vs. 8.2% in PY.
  - Bulk of improvements driven by continued efficiencies, primarily in fulfillment centers and outbound transportation, among other factors.
- SG&A continues to decline as a % of total revenue; Company anticipates further improvements over the coming years as it benefits from Process Excellence initiatives.

Consolidated Combined Statement of Operations

School Specialty

SCHOOL SPECIALTY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	For the Three Months Ended		For the Six Months Ended	
	July 1, 2017	June 25, 2016	July 1, 2017	June 25, 2016
Revenues	$ 160,177	$ 145,858	$ 257,288	$ 239,583
Cost of revenues	99,682	90,259	162,269	148,519
Gross profit	60,495	55,599	95,019	91,064
Selling, general and administrative expenses	51,721	53,212	99,189	100,523
Facility exit costs and restructuring	44	383	217	549
Operating loss	8,730	2,004	(4,387)	(10,008)
Other expense:				
Interest expense	4,197	4,455	8,247	8,845
Loss on early extinguishment of debt	4,298	-	4,298	-
Change in fair value of interest rate swap	-	(91)	-	(176)
Loss before benefit from income taxes	235	(2,360)	(16,932)	(18,677)
Benefit from income taxes	99	(374)	(292)	(4,388)
Net loss	$ 136	$ (1,986)	$ (16,640)	$ (14,289)
Weighted average shares outstanding:				
Basic	1,000	1,000	1,000	1,000
Diluted	1,011	1,000	1,000	1,000
Net Loss per Share:				
Basic	$ 0.14	$ (1.99)	$ (16.64)	$ (14.29)
Diluted	$ 0.13	$ (1.99)	$ (16.64)	$ (14.29)

Adjusted EBITDA Comparisons

SCHOOL SPECIALTY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	For the Three Months Ended		For the Six Months Ended	
	July 1, 2017	June 25, 2016	July 1, 2017	June 25, 2016
Adjusted Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges (EBITDA) reconciliation:				
Net income (loss)	$ 136	$ (1,986)	$ (16,640)	$ (14,289)
Provision for (benefit from) income taxes	99	(374)	(292)	(4,388)
Restructuring costs (1)	44	383	217	549
Restructuring-related costs incl in SG&A (2)	997	1,104	1,891	1,581
Change in fair value of interest rate swap	-	(91)	-	(176)
Loss on early extinguishment of debt	4,298	-	4,298	-
Depreciation and amortization expense	3,147	3,734	6,473	7,921
Amortization of development costs	1,172	1,694	2,283	3,075
Net interest expense	4,197	4,455	8,247	8,845
Stock-based compensation	511	456	1,091	717
Adjusted EBITDA	$ 14,601	$ 9,375	$ 7,568	$ 3,835

Notes:

1. YTD Restructuring costs of $0.2 million relate entirely to severance associated with eliminated positions.
2. The majority of the $1.9 million of Restructuring-related costs included in SG&A relate to process undertaken to explore strategic alternatives. The balance of the costs relate to the consolidation of a third-party fulfillment center.

Balance Sheet Review



Consolidated Balance Sheet Comparison

School Specialty

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Thousands, Except Share and Per Share Amounts)

	July 1, 2017	June 25, 2016
ASSETS		
Current assets:		
Cash and cash equivalents	$ 6,900	$ 8,570
Accounts receivable, less allowance for doubtful accounts of $1,073 and $1,059, respectively	87,461	78,736
Inventories, net	124,906	128,673
Deferred catalog costs	6,762	6,455
Prepaid expenses and other current assets	11,145	13,472
Refundable income taxes	1,325	5,080
Total current assets	$ 238,499	$ 240,986
Property, plant and equipment, net	32,180	28,497
Goodwill	21,588	21,588
Intangible assets, net	33,247	36,849
Development costs and other	12,600	17,269
Deferred taxes long-term	193	5
Investment in unconsolidated affiliate	-	715
Total assets	$ 338,307	$ 345,909

	July 1, 2017	June 25, 2016
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Current maturities - long-term debt	$ 46,882	$ 46,400
Accounts Payable	59,125	61,985
Accrued compensation	9,173	7,736
Deferred revenue	2,808	2,971
Other accrued liabilities	12,547	14,320
Total current liabilities	130,535	133,412
Long-term debt - less current maturities	124,849	143,948
Other liabilities	169	179
Total liabilities	255,553	277,538
Stockholders' equity:		
Common stock, $0.001 par value per share, 2,000,000 shares authorized; 1,000,004 shares outstanding	1	1
Capital in excess of par value	121,946	119,955
Accumulated other comprehensive loss	(1,600)	(1,580)
Retained earnings (accumulated deficit)	(37,593)	(50,005)
Total stockholders' equity	82,754	68,371
Total liabilities and stockholders' equity	$ 338,307	$ 345,909

Balance Sheet Review - Working Capital

School Specialty

($ amounts in millions)	March				June				September			December		
	2017	2016	2015	2014	2017	2016	2015	2014	2016	2015	2014	2016	2015	2014
Accounts Receivable	$ 54.5	$ 51.4	$ 50.1	$ 50.0	$ 87.5	$ 78.7	$ 75.5	$ 76.8	$ 172.1	$ 174.2	$ 165.1	$ 61.7	$ 58.4	$ 61.0
Inventories	$ 98.1	$ 92.4	$ 87.8	$ 83.0	$ 124.9	$ 128.7	$ 131.0	$ 118.7	$ 84.8	$ 89.0	$ 75.2	$ 73.6	$ 76.2	$ 75.2
Prepaid expense and other current assets	$ 11.9	$ 12.7	$ 17.3	$ 14.5	$ 19.2	$ 24.5	$ 13.9	$ 18.5	$ 13.2	$ 14.8	$ 17.5	$ 12.0	$ 13.1	$ 16.6
Accounts Payable	$ 36.8	$ 39.8	$ 26.5	$ 27.9	$ 59.1	$ 62.0	$ 47.3	$ 46.2	$ 44.0	$ 33.8	$ 31.1	$ 22.1	$ 20.1	$ 22.1
Net Working Capital	$ 120.4	$ 110.7	$ 120.6	$ 111.7	$ 147.9	$ 145.4	$ 156.1	$ 149.2	$ 189.7	$ 209.7	$ 199.0	$ 101.4	$ 106.2	$ 120.1

	March				June				September			December		
	2017	2016	2015	2014	2017	2016	2015	2014	2016	2015	2014	2016	2015	2014
Days Sales Outstanding	51.1	50.0	49.8	50.0	49.7	49.1	48.7	48.8	51.9	53.0	50.5	52.5	50.3	61.0
Day Inventory on Hand	142.7	144.3	139.5	132.0	114.0	129.7	136.7	123.3	40.6	43.4	37.4	92.7	98.5	113.1
Days Payables Outstanding	53.5	62.6	42.2	44.4	54.0	62.5	49.3	48.0	21.1	16.5	15.5	27.8	26.0	33.3

Summary as of July 1, 2017

- Q2 Accounts receivable increased by $8.8 million; DSO's increased slightly to 49.7 days. The increases are attributable to higher revenues during the comparable periods and particularly higher volume in June 2017.
- Q2 Accounts payable decreased by $2.9 million; DPO's declined by 8.5 days, due primarily to timing as there were no material changes to vendor terms of payment practices.
- Q2 Inventory declined by $3.8 million; Supplies, Instruction & Intervention and AV Tech inventory is down $4.2 million, due to ongoing focus on managing inventory levels -- expect peak- and year-end inventory levels to be in line with plan; modest declines in Science and Agendas inventory. Furniture inventory increased by $1.0 million, driven by accelerated product schedules to improve peak-season lead times.
- Net working capital increased by $2.4 million, due primarily to slightly higher AR balance combined with lower AP balances, partially offset by $3.8 million of lower refundable income taxes.

Balance Sheet Review - Debt

School Specialty

	As of 7/1/17	As of 6/25/16
Cash and cash equivalents	$ 6,900	$ 8,570
ABL Facility, maturing in 2022	44,132	46,400
Term Loan, maturing in 2022	109,313	130,279
Total 1st Lien Debt	153,445	176,679
Deferred Cash Payment Obligations	21,819	19,345
Total Debt	175,264	196,024
Net Debt (Total Debt - Cash and CE)	168,364	187,454
Equity Market Capitalization	118,000	100,000
Enterprise Value	$ 286,364	$ 287,454
GAAP Total Debt Reconciliation:		
Total Debt from above	$ 175,264	$ 196,024
Term Loan Original Issue Discount	(3)	(1,624)
Unamortized Term Loan Debt Issue Costs	(3,531)	(4,052)
GAAP Total Debt	$ 171,731	$ 190,348

2017 Second Quarter Comments

- Net debt declined by $19.1 million or 10.2%. $4.0 million payment related to refinancing fees and $2.5 million related to higher vendor notes, offset by TTM positive FCF of $25.4 million and a $0.2 million effect on FX on cash.
- Enterprise value declined by $1.1 million or 0.4%, driven by a reduction in net debt, partially offset by higher market capitalization.
- ABL facility balance declined by $2.3 million, despite an $11.4 million ABL draw associated with the Q2 debt refinancing; gross balance on Term Loan was $109.3 million, a reduction of $21.0 million.
  - Term Loan repayment of $4.8 million (March 2017), representing excess cash flow payment based on 2016 performance. Outstanding Term Loan balance further reduced by $7.4 million in conjunction with debt refinancing (April 2017 – see note below).
- Deferred cash payment obligations of $21.8 million; payable in December 2019.
  - Represents recovery for pre-petition creditors, inclusive of accrued interest associated with the settlement.
  - Amount payable at maturity (Dec. 2019) expected to be approx. $27.2 million, representing principal plus accrued interest.

Refinancing in Q2:

- On April 7, 2017 (Q2), the Company entered into a new Term Loan agreement with an aggregate principal amount of $140 million. The initial term loan draw at closing was $110 million. These proceeds, along with proceeds from a draw on the Company's ABL Facility, were used to repay the existing Term Loan, which had a remaining principal balance of $117.4 million plus accrued interest of $0.8 million. The new Term Loan provides for a delayed draw feature that allows the Company to draw up to an additional $30 million through April 7, 2019, subject to certain conditions.
- On April 7, 2017 (Q2), the Company also amended its ABL facility. The amendment provided a new lower pricing tier of LIBOR plus 125 basis points, a seasonal increase in the borrowing base of 5.0% of eligible accounts receivable for the months of March through August, and the inclusion of certain additional inventory in the borrowing base.

Free Cash Flow Analysis

School Specialty

	6 Months Ended			
(amounts in thousands)	July 1, 2017		June 25, 2016	
Adjusted EBITDA	$	7,568	$	3,835
Capex		(8,167)		(7,490)
Prod Dev		(1,050)		(1,309)
Unrealized FX (gain) loss		(30)		(904)
Other		(2,115)		(2,129)
Change in WC		(46,424)		(39,273)
Unleveraged free CF	$	(50,218)	$	(47,270)
Cash Interest		(5,529)		(6,895)
Taxes		293		4,388
Leveraged free CF	$	(55,454)	$	(49,777)
GAAP CF				
Operating		(46,237)		(40,978)
Investing		(9,217)		(8,799)
	$	(55,454)	$	(49,777)

2017 Six-Month Comparisons – Comments

- FY17 1H Adjusted EBITDA increased by $3.7 million or 97.3%.
- FY17 1H Capex increased YOY by $0.7 million as a result of investments in IT systems and infrastructure; FY17 full year Capex/PD investment of approx. $19.4 million.
- Change in working capital due primarily to: a) sales growth; and b) timing fluctuations of payables. These items were partially offset by lower refundable income taxes. Anticipate year-end working capital levels will be consistent YOY.
- *Other* relates to restructuring-related costs included in SG&A and facility exit and other restructuring costs reported as a separate line item in the financial statements.
- Changes in cash interest due to a combination of lower outstanding debt balances and lower interest rates on Term Loan.
- Decline in Unleveraged free CF and Leveraged free CF directly attributable to working capital changes during the period and higher capex, partially offset by lower PD and higher Adjusted EBITDA for the comparable YOY periods. Full-year impact of working capital changes expected to be consistent with prior year.

Continued focus on improving FCF, while strategically investing in ROI-driven initiatives to grow the business and improve bottom-line performance.

School Specialty®



Fiscal 2017 Key Objectives

Corporate Update

FY17 Corporate Objectives

- **Refinance Debt & Address Liquidity Issues in the Public Market**
  - Debt refinancing took place in April 2017; *lowers cost of capital and provides capital capacity for strategic initiatives, including acquisitions.*
  - A stock split is in process and expected to be completed in August. *Post-split, we will focus on a potential uplisting to a major exchange; key requirement is continued increase in number of round-lot holders.*

- **Continue Migration of IT System / Technology Platform**
  - Comprehensive upgrades to the Company's core systems; *Phase I Product Information Management (PIM) system and enhanced E-Commerce platform to be completed in 2H 2017; full launch to be completed 1H 2018.*
  - New phone systems and call center technology in later stages of implementation; *CRM and Sales Analytics package implemented. Enhancements ongoing.*

- **Enhance Margins and Overall Bid Management**
  - Improve effectiveness of bid, list pricing and discounting strategies. Focus on proprietary brands, expanding 3rd-party supply chain partners and driving innovation in FY18 offering.
  - *Bid strategy changes beginning to show impact: Number of bids pursued up 4%, value of bids submitted up 27%, YTD sales booked through formal bids is up 3%.*

- **Further the 21st Century Safe School Value Proposition Initiative**
  - Key point of differentiation vs. the competition; products and solutions that cover nearly all key aspects of 21st Century Safe School. *Ongoing work to define the 21CSS value proposition and communicate it to the market.*
  - Focus on being a solution provider, rather than purely a product distributor – team-based selling model is the enabler.

FY17 Corporate Objectives

- **Build Momentum with Process Excellence Initiatives Underway**
  - Process launched to certify Green Belts and Black Belts; Lean/Six Sigma projects underway across multiple areas of our business. *Currently, 4 Black Belts and 12 Green Belts in certification process managing live projects.*
  - These projects continue to enable SG&A reductions and are anticipated to drive incremental savings over the next several years. *22 completed/active projects are beginning to impact the top- and bottom-line.*

- **Drive Successful Execution of Our New "Team-Based Selling Model"**
  - Launched in Q4 of FY16; new alignment of goals/objectives, by geography, of territory managers, specialists and inside sales. *Staffing of new model substantially complete; 27% of entire sales and sales support organization has been with the Company less than 2 years; 40% of the field selling organization less than 3 years with SSI. The structure, focus and profile of our sales organization is transitioning and improving rapidly.*
  - More effective and more frequent customer touchpoints to drive penetration of total SSI offering. *Beginning to see positive results; SSI sales to the largest, higher-touch districts (representing 2,300 districts with > 5,000 students and represent roughly 2/3 of the U.S. public school student population) are up 4.5% after adjusting for positive impact of calendar shift. This represents approximately 50% of SSI Distribution Segment revenue.*

The 21st Century Safe School Initiative

School Specialty

- **Further the *21st Century Safe School* Initiative**
  - Approach brings together *Procurement Solutions, Classroom & Office Supplies, Furniture, Facility Safety & Security, Environment-Specific Resources (e.g. Early Learning, Inclusion Enablement, Instruction & Intervention, EdTech, etc.)* in a manner that no competitor can match.

Our Vision is to help schools create the safest learning environment possible to ensure the most successful and productive learning experience. SSI's mission is to help schools create a 21st Century Safe School environment enabling schools to achieve the maximum learning experience. Our approach fulfills aspects from the mental, physical, emotional, and social perspective.

Why do schools need this service/program?	A 21st century education cannot be achieved without a 21st century safe learning environment.
How does safety relate to each category?	While a single category within the entire SSI offering, safety is the distinguishing and overlying factor.
What is our mission?	SSI's mission is to help schools create a 21CSS environment enabling schools to achieve tier-one testing results and a 21st century education.


SECURITY
Educational Technology
Learning Environments
Infrastructure & Process
Customer
Supplies & Equipment
Curriculum & Instruction
SAFETY

Team-Based Selling – Our Vision for the Future


ART
Early Learning
PE
Science
Planners
Supplemental Learning
F&E
Special Needs
Ed Tech
Safety & Security
OneForce (CRM)
Outside
Customers
Inside
OneForce

Team Sell

A symbiotic relationship across category sales teams to leverage brand and product solution strengths and success to increase account penetration and overall market share as **One** company.

OneForce Integration
Customer and Pipeline Management

Sales **Accountability**
Top- and bottom-line, team & individual

Collaborative Approach
Supporting others to drive market share

Market **Expertise**
Sales Specialist with category knowledge

Brand and Product Strength
Recognized and diverse set of solutions

Optimal coverage model for customers and territories to drive growth and deepen customer relationships.

Process Excellence is a discipline of process thinking and execution embraced globally


CONTINUOUS
IMPROVEMENT

Process Excellence enables business units to:

- Focus efforts on what matters most to customers
- Develop process leaders and change agents
- Deliver sustainable bottom-line results quickly

Leverage and Promote our Proprietary Brands

School Specialty

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Childcraft

Sax

Abilitations

Sportime Spark

Classroom direct

School Smart

Classroom Select

Royal Seating

Projects by Design

Delta Education

cpo science

FOSS Full Option Science System

Frey scientific

Educational Technology

ePS

Premier

SSI Guardian

SOAR life products

Powerful and innovative industry brands that our customers know and trust!

School Specialty®

Fiscal 2017 Guidance



Fiscal 2017 Guidance - Updated

Metric	FY16 Actual	FY2017 Initial Guidance	FY2017 Updated Guidance
Revenue	$656.3	Revenue growth expected to be in the range of 2.1% - 2.8%; approx. $670M - $675M	Revenue now expected to be flat to up 2.1%
GM (Excl. PD Amort.) %	37.7%	GM% (excl. PD amortization) anticipated to decline 110-140 bps based on mix and higher effective discounts	No change
GM %	36.6%	GM% anticipated to decline 60-90 bps; PD amortization expense expected to be $3.4M lower in 2017	No change
SG&A (Excl. D&A)	$198.0	SG&A (excl D&A) expected to decline approximately 1.75%, or $3.5M	Now expected to decline up to 4.0%
D&A	$13.8	Expect modest $0.5 million decline in depreciation & amortization	No change
SG&A	$211.8	Reported SG&A expected to be down approximately $4.0M	Now expected to be down up to 4.2%
SG&A %	32.3%	SG&A expected to decline to approx. 31% of revenue as operating leverage continues to improve	No change
Adjusted EBITDA	$51.1	Adjusted EBITDA expected to be in the range of $51M - $54M	No change
Leveraged FCF	$31.1	Forecast of approx. $20M; PY reflected sale of an unconsolidated affiliate (+$9.8M); FY17 operating and working capital improvements offset by higher CAPEX and assumed effective tax rate of 5.0%	No change

- **Revenue** – Softer ordering trends in supplies and transactional furniture driving lower revenue guidance. Trends impacted by a combination of uncertainty related to shifting ordering patterns and state budgetary delays and reductions impacting education funding. Science curriculum is experiencing higher than expected growth in open territory states and the Company now anticipates above-plan performance in FY17.
- **Gross Margin** –Consistent with prior guidance; GM outlook driven primarily by a shift in product mix within the Distribution segment and higher volume through strategic purchasing cooperatives. Curriculum margins expected to increase due primarily to lower product development amortization expense.
- **SG&A** – Generating incremental fixed and variable SG&A savings through process improvement initiatives; variable expenses also adjusted to reflect revised revenue outlook.
- **EBITDA** – Despite lower gross profit dollars associated with updated revenue guidance, effective management of SG&A expenses anticipated to result in EBITDA consistent with prior guidance.

Fiscal 2017 Outlook Reconciliation to Non-GAAP

- The Company's Adjusted EBITDA and Leveraged Free cash flow outlook for FY17 are non-GAAP measures. Reconciliations of these non-GAAP measures to the nearest GAAP financial measures are presented in the following tables:

	Low End of Adjusted EBITDA Outlook	High End of Adjusted EBITDA Outlook
Operating income	$ 29.6	$ 31.6
Plus:		
Depreciation and amortization	17.3	17.3
Restructuring-related costs	2.0	3.0
Stock-based compensation expense	2.1	2.1
Adjusted EBITDA	$ 51.0	$ 54.0

	Leveraged Free Cash Flow Outlook
Cash provided by operations	$ 39.4
Cash used in investing	(19.4)
Leveraged Free cash flow	$ 20.0

Safe Harbor Statement

Safe Harbor Statement

This presentation contains statements about School Specialty's future financial condition, results of operations, expectations, plans, or prospects, including the information under the headings "Fiscal 2017 Key Objectives" and "Fiscal 2017 Guidance - Updated", that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Report on Form 10-K for the fiscal year ended December 31, 2016, which factors are incorporated herein by reference. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

Non-GAAP Financial Information

This presentation includes references to Adjusted EBITDA, Leveraged/Unleveraged Free Cash Flow, Operating SG&A, and Total Debt, non-GAAP financial measures. Adjusted EBITDA represents net income (loss) adjusted for: provision for (benefit from) income taxes; restructuring costs; restructuring-related costs included in SG&A; change in fair value of interest rate swap; depreciation and amortization expense; amortization of development costs; net interest expense; and stock-based compensation. Unleveraged Free Cash Flow represents Adjusted EBITDA adjusted for: capital expenditures; product development expenditures; unrealized foreign exchange gains and losses; restructuring and other expenditures; and changes in working capital. Leveraged Free Cash Flow is Unleveraged Free Cash Flow adjusted for Cash Interest and Cash Taxes. Operating SG&A represents GAAP SG&A, adjusted for: depreciation and amortization; stock-based compensation; foreign exchange gains/losses; and restructuring-related costs. Total Debt represents the cash repayment obligations associated with the Company's borrowings excluding unamortized debt issuance costs and term loan original issue discount.

The Company considers Adjusted EBITDA and Operating SG&A relevant supplemental measures of its financial performance and Leveraged and Unleveraged Free Cash Flow a relevant supplemental measure of liquidity. The Company believes these non-GAAP financial results provide useful supplemental information for investors regarding trends and performance of our ongoing operations and are useful for year-over-year comparisons of such results. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company assesses its operating performance using both GAAP operating income and non-GAAP adjusted operating income in order to better isolate the impact of certain, material items that may not be comparable between periods. The Company believes that Leveraged/Unleveraged Free Cash Flow provides a meaningful measure of its ability to generate cash improvement liquidity. In addition, the Company believes it provides investors a useful basis for assessing the Company's ability to fund both its operating activities and reinvestments into the business, as well as service its debt, including debt repayments. The Company considers Total Debt a meaningful measure of the future cash obligations of the Company which is useful in assessing future liquidity needs.

In summary, we believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business, and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and movements.

Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Operating SG&A does not represent and should not be considered, an alternative to total SG&A as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Leveraged/Unleveraged Free Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations. Total Debt should not be considered an alternative to Total Debt as determined under GAAP.

A reconciliation of: (i) Adjusted EBITDA to GAAP net income (loss) for the three and six-months months ended July 1, 2017 and June 25, 2016; (ii) Leveraged/Unleveraged Free Cash Flow to Adjusted EBITDA for the six-months ended July 1, 2017 and June 25, 2016; (iii) Operating SG&A to total SG&A for the three and six-month periods ended July 1, 2017 and June 25, 2016; and, (iv) Total Debt to GAAP Total Debt as of July 1, 2017 and June 25, 2016 is included in this Fiscal Year 2017 second quarter financial results update dated August 9, 2017.

Investor Contacts:

Ryan Bohr
EVP & Chief Operating Officer
920-882-5868
Ryan.Bohr@schoolspecialty.com

Kevin Baehler
EVP & Chief Financial Officer
920-882-5882
Kevin.Baehler@schoolspecialty.com

Glenn Wiener
Investor Relations
212-786-6011
gwiener@GWCco.com